Exhibit 10.9

AMENDMENT TO PROMISSORY NOTE

This Amendment (the “Amendment”) to that certain Promissory Note, dated as of June 14, 2024 (the “Note”) by and between Drugs Made In America Acquisition Corp., a Cayman Islands exempted company (“Maker”), and Drugs Made In America Acquisition LLC (“Payee”), is made and entered into effective as of November 21, 2024 by Maker and Payee. All capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

RECITALS

WHEREAS, Maker and Payee agreed to increase the maximum principal amount of the Note from $500,000 to $750,000;

WHEREAS, Maker and Payee desire and have agreed to amend the terms of the Note as set forth below;

NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions set forth herein, all of the parties hereto mutually agree as follows:

AGREEMENT

1. Amendment to Note. The first paragraph and Section 1 of the Note are hereby amended and restated in their entirety to read as follows:

“Drugs Made In America Acquisition Corp., a Cayman Islands exempted company (“Maker”) promises to pay to the order of Drugs Made In America Acquisition LLC or its/his successors or assigns (“Payee”) the principal sum of up to Seven Hundred Fifty Thousand Dollars and No Cents ($750,000.00) in lawful money of the United States of America, on the terms and conditions described below.

1. Principal and Drawdowns. Maker and Payee agree that Maker may request up to Seven Hundred Fifty Thousand Dollars ($750,000) for costs reasonably related to Maker’s initial public offering of its securities. The principal of this Note may be drawn down from time to time by written request by Maker to Payee up until the full amount has been drawn. The principal balance of this Note shall be repayable on the earlier of (i) February 28, 2025, (ii) the date on which Maker consummates an initial public offering of its securities (“IPO”) or (iii) the date on which Maker determines to not proceed with such IPO.”

2. No Other Amendments. Wherever necessary, all other terms of the Note are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Note shall remain in full force and effect.

3. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile or PDF will be accepted and considered duly executed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

MAKER:

DRUGS MADE IN AMERICA ACQUISITION CORP.

By:	/s/ Lynn Stockwell
Name:	Lynn Stockwell
Title:	Chief Executive Officer

PAYEE:

DRUGS MADE IN AMERICA ACQUISITION LLC

By:	/s/ Lynn Stockwell
Name:	Lynn Stockwell
Title:	Managing Member